UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 4, 2017

New Colombia Resources, Inc.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

000-55454	43-2033337
(Commission File Number)	(IRS Employer Identification No.)

Carrera 59, #94-138, Barranquilla- Atlántico, Colombia
(Address of principal executive offices) (Zip Code)

1-(410) 236-8200
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

      . Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      . Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      . Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      . Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Forward-Looking Statements

This Current Report on Form 8-K and other written and oral statements made from time to time by us may contain so-called “forward-looking statements,” all of which are subject to risks and uncertainties. Forward-looking statements can be identified by the use of words such as “expects,” “plans,” “will,” “forecasts,” “projects,” “intends,” “estimates,” and other words of similar meaning. One can identify them by the fact that they do not relate strictly to historical or current facts. These statements are likely to address our growth strategy, financial results and product and development programs. One must carefully consider any such statement and should understand that many factors could cause actual results to differ from our forward looking statements. These factors may include inaccurate assumptions and a broad variety of other risks and uncertainties, including some that are known and some that are not. No forward looking statement can be guaranteed and actual future results may vary materially.

Information regarding market and industry statistics contained in this Current Report on Form 8-K is included based on information available to us that we believe is accurate. It is generally based on industry and other publications that are not produced for purposes of securities offerings or economic analysis. We have not reviewed or included data from all sources, and cannot assure investors of the accuracy or completeness of the data included in this Current Report. Forecasts and other forward-looking information obtained from these sources are subject to the same qualifications and the additional uncertainties accompanying any estimates of future market size, revenue and market acceptance of products and services. We do not assume any obligation to update any forward-looking statement. As a result, investors should not place undue reliance on these forward-looking statements.

Item 1.01 Entry into a Material Definitive Agreement.

On January 4, 2017, the Company entered into a Coal Purchase and Sale Agreement with American Steel Industries, LLC (“ASI”), whereby the Company has agreed to sell approximately 500,000 metric tons of coal to ASI for a purchase price of approximately $180 per metric ton, to be adjusted based on changes to the price of coal from the signing of the agreement to the shipment date. The shipment dates are to occur from April 2017 through December 2017, with required shipment amounts varying between 40,000 metric tons and 60,000 metric tons per month. The agreement contained customary representations and warranties for the sale of coal, including shipping and quality requirements. ASI may reject any shipments that do not comply with required quality standards.

The Company intends to supply a portion of the coal from its joint venture property with MSG Mining Corp., with the remaining coal to be purchased from third party mines and delivered to a storage yard for subsequent delivery to an export terminal on the Caribbean coast.  The Company will need to obtain financing in order to fill the orders and deliver the coal on the shipment dates.

Item 8.01 Other Events.

Reference is made to the disclosure set forth under Item 1.01 of this Current Report on Form 8-K, which disclosure is incorporated herein by reference.

 Item 9.01 Financial Statements and Exhibits.

(d) Exhibits. The exhibits listed in the following Exhibit Index are filed as part of this Current Report on Form 8-K.

None.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEW COLOMBIA RESOURCES, INC.

Date:  January 4, 2017

By: /s/ John Campo

John Campo, Chief Executive Officer